                                                                   Exhibit 99.

In accordance with requirements outlined in a letter dated January 20, 1999 from the NASDAQ Listing Qualification Panel, the February 28, 1999 balance sheet is presented as an exhibit with this filing. This internal balance sheet has not been audited or reviewed by any independent accountant; it is strictly presented to comply with NASDAQ Listing Qualification Panel requirements.

                            TALK VISUAL CORPORATION
                        (FORMERLY LEGACY SOFTWARE, INC.)

                                 BALANCE SHEET
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                                                                    February 28, 1999
                                                                    ------------------
          ASSETS

CURRENT ASSETS
 Cash and cash equivalents                                                $    12,400
 Accounts receivable, net of allowances
   for doubtful accounts of $12,500                                             2,485
 Inventory                                                                      8,029
 Other receivables                                                            186,018
 Subscriptions receivable                                                     450,000
 Marketable securities                                                         89,210
 Other current assets                                                           1,400
                                                                          -----------

  Total current assets                                                        749,542
                                                                          -----------

Product development costs, net                                                381,605
Property and equipment, net                                                 1,981,084
Notes Receivable - related parties                                          1,308,513
Other assets                                                                   10,614
                                                                          -----------

       Total assets                                                       $ 4,431,358
                                                                          ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                                         $   140,187
 Accrued expenses                                                              19,801
 Advances and other current liabilities                                        56,576
 Notes payable and current portion  of long-term debt                         246,066
                                                                          -----------

            Total current liabilities                                         462,630
                                                                          -----------

LONG-TERM DEBT, net of current portion                                        984,266
                                                                          -----------
           Total Liabilities                                                1,446,896
                                                                          -----------

STOCKHOLDERS' EQUITY
  Preferred Stock, par value $.001 per share, 5,000,000
     shares authorized; 975,000 issued and outstanding                            975

  Common Stock, par value $.001 per share, 10,000,000
      shares authorized: 3,779,037 shares issued and outstanding                3,779
 Stock Subscribed                                                                 775
 Additional paid in capital                                                10,972,805
 Accumulated deficit                                                       (7,821,980)
 Accumulated other comprehensive loss                                         (14,892)
 Stock Subscriptions receivable                                              (157,000)
                                                                          -----------

    Total stockholders' equity                                              2,984,462
                                                                          -----------

        Total Liabilities and Stockholders' Equity                        $ 4,431,358
                                                                          ===========
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                                     F-45